As filed with the Securities and Exchange Commission on September 24, 1998.

                                                Registration No. 33-94686
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                            POST-EFFECTIVE AMENDMENT
                                    No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                          MASON-DIXON BANCSHARES, INC.
               (Exact name of Registrant as specified in charter)

                                    Maryland
                         (State or other jurisdiction of
                         incorporation or organization)
                                      6712
                          (Primary Standard Industrial)
                           Classification Code Number)
                                   52-1764929
                         (I.R.S. Employer Identification
                                     Number)

                               45 West Main Street
                              Westminster, MD 21157
                                 (410) 857-3401
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                          Thomas K. Ferguson, President
                          Mason-Dixon Bancshares, Inc.
                               45 West Main Street
                              Westminster, MD 21157
                                 (410) 857-3401
            (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Abba David Poliakoff, Esq.
             Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                             233 East Redwood Street
                               Baltimore, MD 21202
                                 (410) 576-4067
                         -------------------------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         -----------------------------

PROSPECTUS

                          MASON-DIXON BANCSHARES, INC.

                  Dividend Reinvestment and Stock Purchase Plan

                         125,000 Shares of Common Stock


         This Prospectus relates to 125,000 shares of the Common Stock, par value $1.00 per share (the "Common Stock"), of Mason-Dixon Bancshares, Inc. (the "Company") to be issued under the Dividend Reinvestment and Stock Purchase Plan (the "Plan"). To date, 17,656 shares have been issued under the Plan, leaving a balance of 107,344 shares reserved for issuance under the Plan. Complete details of the Plan are discussed in this Prospectus in an easy to understand question and answer format.

         The Plan provides stockholders with an opportunity to automatically reinvest their cash dividends in shares of Common Stock. The Plan also provides participating stockholders and other interested persons with a convenient and economical way to purchase shares of Common Stock through voluntary cash payments of not less than $100 per payment nor more than $5,000 per month.

         Shares acquired for the Plan will be purchased in the open market, in negotiated transactions or directly from the Company. The purchase price of shares purchased from the Company will be the fair market value per share, as defined, on the date of purchase. The purchase price of shares purchased in the open market or in negotiated transactions will be the weighted average of the prices actually paid for the shares, excluding all fees, brokerage commissions and expenses. Stockholders who do not elect to participate in the Plan will continue to receive their dividends, as declared and paid.

         Investment in Common Stock held in the Plan account has the same market risks as an investment in Common Stock held in certificate form. Participants bear the risk of loss (and receive benefit of gain) occurring by reasons of fluctuations in the market price of the Common Stock held in the Plan account.

         It  is  recommended   that  this  Prospectus  be  retained  for  future
reference.



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.




                The date of this Prospectus is September 24, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and should be available for inspection and copying at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, NY 10007; Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site that contains reports, proxy statements, and other information regarding registrants that file electronically with the Commission. The address of such site is http:\\www.sec.gov. The Company's principal executive offices are located at 45 West Main Street, Westminster, Maryland 21157-0199, and its telephone number is (410) 857-3401.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this Prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Prospectus nor any sale of securities to which this Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs or condition of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

                  (a) Annual Report on Form 10-K for the year ended December 31, 1997 (which includes certain information contained in the Company's definitive Proxy Statement for the Annual Meeting of Stockholders on April 18, 1998 and incorporated therein by reference);

                  (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998.

                  (c) Current Reports on Form 8-K dated February 26, 1998, and May 8, 1998;

                  (d) Description of the Company's Common Stock which appears at page 29 of the Company's Registration Statement on Form S-4, File No. 33-92122 or any description of the Common Stock which appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Common Stock covered by this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to:

                          Mason-Dixon Bancshares, Inc.
                        Stockholder Relations Department
                                 P. O. Box 1100
                           Westminster, MD 21158-0199

      Telephone requests may be directed to the Company at (410) 857-3401.

                          MASON-DIXON BANCSHARES, INC.

                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN


         The following, in a question and answer format, is the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Holders of the Company's Common Stock who do not participate in the Plan will continue to receive cash dividend payments if and when dividends are declared and paid.


Purposes.

1.  What are the purposes of the Plan?

         The purposes of the Plan are to provide record holders of the Company's common stock, par value $1.00 per share ("Common Stock"), with an attractive and convenient method of investing cash dividends and to provide record holders and other interested persons an opportunity to make voluntary cash payments for shares of Common Stock. To the extent the shares are purchased directly from the Company, the Company will receive additional funds to be used for general corporate purposes (see "Use of Proceeds").

         Each participant should recognize that neither the Company nor the Plan Administrator (as defined in No. 3 below) can provide any assurance that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.


Advantages.

2. What are the advantages of the Plan?

         o Reinvest dividends and invest voluntary cash payments without brokerage commissions or other charges (see No. 13 below).

         o Invest the full available amount of all dividends as the Plan provides for fractional interests in the shares held in the Plan (see No. 11 below).

         o        Receive a detailed statement of account  transactions (see No.
                  17 below).

         o        Avoid  safekeeping   requirements  and  record-keeping   costs
                  through the custodial service and reporting provisions of the Plan (see No. 18 below).


Administration.

3. Who administers the Plan for participants?

         American Stock Transfer & Trust Company (the "Plan Administrator") will administer the Plan as the agent for the participants, and in such capacity will hold shares in its name or that of its nominee, will keep and maintain records, will send detailed statements of account to participants, and will perform other duties relating to the Plan. All correspondence concerning the Plan should include the participant's social security number or taxpayer identification number and should be directed to:

                     American Stock Transfer & Trust Company
                        Dividend Reinvestment Department
                           40 Wall Street, 46th Floor
                               New York, NY 10005

        The telephone number of the Plan Administrator is (800) 278-4353.

         In the event that the Plan Administrator should resign or otherwise cease to act as the agent for the participants, the Company will make such other arrangements as it deems appropriate for the administration of the Plan. In addition, the Company may replace the Plan Administrator as the agent for the participants at any time.


Participation.

4. Who is eligible to participate?

         All record holders of shares of Common Stock are eligible to participate in the Plan by investing cash dividends or making voluntary cash payments. Any other person who has reached the age of majority in his or her own state of residence is eligible to purchase shares through voluntary cash payments under the Plan. Beneficial owners whose shares are registered in the name of a nominee, such as a brokerage firm or securities depository, must coordinate participation in the Plan through their nominee. Stockholders and other interested persons will not be eligible to participate in the Plan if they reside in a jurisdiction in which it is unlawful for the Company to permit their participation.


5. How does a person become a participant?

         All record holders may join the Plan at any time by completing and signing the accompanying Stockholder Authorization Form and returning it to the Company. Additional Stockholder Authorization Forms may be obtained from the Company. All other interested persons may join the Plan at any time by completing the accompanying Stock Purchase Initial Investment Form.

     Stockholder Authorization Forms for eligible stockholders who elect to invest cash dividends must be received prior to a dividend record date for such stockholders to reinvest the related dividends. Record dates for quarterly dividends, if and when declared by the Board of Directors, will normally occur around the beginning of February, May, August and November. The Company's Board of Directors reserves the right to change dividend record and payment dates, if and when dividends are declared.

6. Is partial participation by record holders possible under the Plan?

         Yes. A record holder may register all or any portion of his or her shares in the Plan. However, dividends will be reinvested as to all shares registered under the Plan in the record holder's name.


7. What do the Stockholder Authorization Form and Stock Purchase Initial Investment Form provide?

         The Stockholder Authorization Form appoints the Plan Administrator as the agent for each participant and directs the Plan Administrator to apply cash dividends and voluntary cash payments made by the participant under the Plan to the purchase of additional shares in accordance with the terms of the Plan.

         The  Stock  Purchase   Initial   Investment   Form  appoints  the  Plan
Administrator as the agent for the participant and directs the Plan Administrator to apply the initial voluntary cash payment made by the participant under the Plan to the purchase of shares in accordance with the terms of the Plan.


Purchases.

8. What is the source for shares of Common Stock purchased under the Plan?

         Plan shares will be purchased by the Plan Administrator, at the Company's discretion, directly from the Company, or on the open market or in negotiated transactions, or by a combination of the foregoing.


9. When and how will shares of Common Stock be purchased under the Plan?

         Cash dividends will be used to purchase Common Stock on the date cash dividends are paid to stockholders of record. The Company normally considers quarterly dividends for payment on or around the 15th day of every February, May, August and November of each year, or if the 15th is not a business day, then on the next following business day, and it is expected that any future cash dividends, if and when declared by the Board of Directors, will be paid on such dates. (The date on which dividends are reinvested is hereinafter referred to as the "Investment Date.")

         Voluntary cash payments received on or before the second business day prior to the 20th of the month, will be used to purchase Common Stock on or around the 20th day of the month, or if the 20th day is not a business day, then on the next following business day. (The date on which voluntary cash payments are reinvested is hereinafter referred to as the "Optional Cash Investment Date").

         Purchases of shares of Common Stock from the Company will normally be made on the relevant Investment Date or Optional Cash Investment Date. Purchases on the open market or in negotiated transactions will commence on the relevant Investment Date or Optional Cash Investment Date and will be completed within 30 days after the relevant Investment Date or Optional Cash Investment Date, except where completion at a later date is necessary or advisable under applicable federal securities laws. A combination of the foregoing methods may be utilized by the Plan Administrator at the direction of the Company.


10. At what price will shares of Common Stock be purchased under the Plan?

         In the case of purchases of shares of Common Stock from the Company, the purchase price will be the fair market value of the Common Stock as of the relevant Investment Date or Optional Cash Investment Date. The fair market value of the Common Stock will be determined by averaging the high and low sale prices of the Common Stock as reported on the Nasdaq Stock Market on the relevant Investment Date or Optional Cash Investment Date. In the case of purchases of shares of Common Stock on the open market or in negotiated transactions, the purchase price will be the weighted average of the prices actually paid for shares purchased for the relevant Investment Date or Optional Cash Investment Date (excluding all fees, brokerage commissions and expenses).


11. How many shares of Common Stock will be purchased for participants?

         The number of shares that will be purchased for each participant will depend on the amount of dividends to be reinvested, voluntary cash payments, or both, in a participant's account and the applicable purchase price of the Common Stock (see No. 10 above). Each participant's account will be credited with that number of shares, including any fractional interest computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in the response to Question No. 10 above.


12. Will dividends on shares held in a participant's account be used to purchase additional shares under the Plan?

         Yes. All dividends on shares held in a participant's account, whether purchased through dividend reinvestment or voluntary cash payments, will be automatically reinvested in additional shares of Common Stock.


13. Are there any expenses to participants in connection with purchases under the Plan?

         No. Participants will incur no brokerage commissions or other charges for purchases made under the Plan.


Voluntary Cash Payments.

14. Who will be eligible to make voluntary cash payments?

         All record holders of shares of Common Stock who elect to have dividends reinvested in accordance with provisions of the Plan also may elect to make voluntary cash payments. Any other interested person who has reached the age of majority in his or her state of residence is eligible to purchase stock through a voluntary cash payment.

15. What are the limitations on voluntary cash payments?

         Voluntary cash payments to be applied to the purchase of shares on any given Optional Cash Investment Date must be received by the Plan Administrator no later than the second business day prior to the applicable Optional Cash Investment Date (see No. 9 above). Voluntary cash payments received after such date will be held for investment on the succeeding Optional Cash Investment Date (or earlier Investment Date, in the discretion of the Company). Voluntary cash payments may not be less than $100 per payment, up to a maximum of $5,000 in any month. The Company reserves the right in its sole discretion to determine whether voluntary cash payments are made on behalf of a particular participant.


16. How does the voluntary cash payment option work?

         For current record holders, a voluntary cash payment may be made by enclosing a check or money order with the Stockholder Authorization Form or by forwarding a check or money order to the Plan Administrator with a payment form which will be sent to participants with each statement of account. For initial investors, a voluntary cash payment may be made by forwarding a check or money order with the Stock Purchase Initial Investment Form. Checks and money orders should be made payable to "American Stock Transfer & Trust Company, Plan Administrator for Mason-Dixon Bancshares, Inc." and should include the participant's social security number or taxpayer identification number, and the participant's account number.

         Any voluntary cash payment received by the second business day prior to the applicable Optional Cash Investment Date (see No. 9 above) will be applied to the purchase of shares of Common Stock on that Optional Cash Investment Date at a price determined in accordance with provisions of the Plan (see No. 10 above). Voluntary cash payments made by check or other draft will not be applied to the purchase of shares of Common Stock on or for such Optional Cash Investment Date unless such check or draft has cleared prior to such Optional Cash Investment Date. A participant may contact the Plan Administrator to determine whether his or her funds had been received and posted in time for investment on a particular Optional Cash Investment Date. A participant may obtain the return of any voluntary cash payment upon request received by the Plan Administrator on or before the second business day prior to the Optional Cash Investment Date on which it is to be invested. Interest will not be paid on voluntary cash payments.


Reports to Participants.

17. What kind of reports will be sent to participants in the Plan?

         A statement of account transactions will be mailed to each participant within approximately 10 business days after the applicable Investment Date or Optional Cash Investment Date (see No. 9 above). These statements will provide a record of cost information and should be retained for tax purposes. Each participant also will receive copies of the Company's annual and quarterly reports to stockholders, proxy statements and information for income tax reporting purposes.

Share Certificates; Safekeeping.

18. Will certificates be issued for shares of Common Stock purchased under the Plan?

         Unless requested by a participant, certificates for shares of Common Stock purchased under the Plan will not be issued. The number of shares credited to a participant's account under the Plan will be shown on his or her statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. Certificates will be issued for shares withdrawn from the Plan (see No. 20 below). All certificates delivered for safekeeping must be enrolled in the Plan. Certificates will be cancelled and new certificates will be issued in the name of the Plan Administrator; upon withdrawal, those certificates will be cancelled and new certificates will be re-issued in the name of the participant.

         As an additional service to participants, participants may deposit with the Plan Administrator for safekeeping any certificate for shares of Common
Stock presently held by the participant which is subject to reinvestment of dividends under the Plan. There is no fee for depositing certificates for safekeeping. Delivery of certificates for this service is at the risk of the stockholder and, for delivery by mail, insured registered mail with return receipt is recommended. The certificates should not be endorsed. The receipt of any shares delivered for safekeeping will be shown on the account statement.


19. In whose name will certificates be registered when issued to participants?

         Unless the participant otherwise directs, certificates will be issued in the name in which the participant's dividend reinvestment account is maintained. If a participant requests a certificate to be issued in a name other than that of the account registration, the request must bear his or her own signature. If the account is registered in multiple names, all signatures must appear on the request. In both cases, the signature(s) must be guaranteed by a financial institution or broker or dealer that is a member of the Securities Transfer Agents Medallion Program. Upon a participant's death, the Plan Administrator will follow the instructions of the decedent's personal representative upon submission of appropriate proof of authority.


Withdrawal of Shares in Plan Accounts.

20. How may a participant withdraw shares purchased under the Plan?

         A  participant  may  withdraw  all or a portion of the shares of Common
Stock credited to the participant's account by completing the withdrawal notification information set forth on the reverse side of the account statement specifying the number of shares to be withdrawn. This request for withdrawal should be mailed to the Plan Administrator in the return envelope provided with the account statement. Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the participant (see No. 19 above). Any request for withdrawal of all shares of Common Stock credited to a participant's account received after the ex-dividend date for a dividend (normally the second business day before the applicable dividend record date) will not be effective until dividends paid for the applicable record date have been reinvested and the shares credited to the participant's account. Any request for withdrawal of a portion of the shares of Common Stock credited to a participant's account will be effective upon receipt by the Plan Administrator. Dividends will continue to be reinvested on shares withdrawn from a participant's account unless a participant withdraws all of the whole and fractional shares from his or her account, which will be treated as a termination of participation in the Plan (see No. 23 below).


21. May a participant elect to have the withdrawn shares sold?

         Yes. A Participant may request the Plan Administrator to sell the shares being withdrawn from his or her account under the Plan. A request to sell all shares of Common Stock credited to a participant's account received from a participant after the ex-dividend date for a dividend (normally the second business day before the applicable dividend record date) will not be effective until the participant's dividends paid for the applicable record date have been reinvested and the shares have been credited to the participant's account. A request to sell a portion of the shares of Common Stock credited to a participant's account will be effective upon receipt by the Plan Administrator. Participants should specify in their request for withdrawal the number of shares to be sold (see No. 20 above).

         The Plan Administrator will arrange for the sale of such shares within 20 days after receipt of the notice, and deliver to the participant a check for the net proceeds of the sale. The proceeds of the sale will be applied first to pay brokerage commissions, applicable withholding taxes and transfer taxes (if any) incurred in connection with the sale, plus a service fee payable to the Plan Administrator (currently $15). A request for shares to be sold must be signed by all persons in whose names the account appears, with signatures guaranteed (as specified in No. 19 above).


22. What happens to any fractional interest when a participant withdraws shares purchased under the Plan?

         Any fractional interest withdrawn will be liquidated by the Plan Administrator at the market price of the Common Stock on the Nasdaq Stock Market (see No. 10 above) and a check will be issued promptly for the proceeds thereof. In no case will certificates representing a fractional interest be issued.


Termination of Participation in Dividend Reinvestment.

23. How does a participant terminate participation in the Plan?

         A participant may terminate his or her participation in the Plan by either: (a) notifying the Plan Administrator in writing to that effect (see No. 3 above); or (b) notifying the Plan Administrator in writing of his or her desire to withdraw all of his or her shares purchased under the Plan (see No. 20 above).

         Generally, notice of termination is effective upon receipt by the Plan Administrator. However, any notice of termination received after the ex-dividend date for a dividend (normally the second business day before the applicable dividend record date) will not be effective until dividends paid for the applicable record date have been reinvested and the shares credited to the participant's account. In addition, any voluntary cash payment received by the Plan Administrator prior to receipt of a termination notice will be invested in accordance with the Plan prior to effectiveness of the termination unless a return of such voluntary cash payment is expressly requested in accordance with the Plan (see No. 16 above).

         In the case of termination by notice to the Plan Administrator, a participant may elect to receive: (i) certificates in the name of the participant for the whole shares held in the Plan, less any applicable transfer tax, plus a check for the proceeds from the sale of fractional shares; or (ii) a check for the proceeds from the sale of all shares held in the account, including any fractional shares, less any brokerage commissions, service charges, or other similar expenses and any applicable transfer tax. Upon a termination in which fractional shares must be liquidated or in which the participant has elected to receive a check for the proceeds of a sale of Common Stock, the Plan Administrator shall sell such shares in accordance with No. 20 above. After the termination is effective, all cash dividends for the Common Stock held of record by a stockholder, as to which participation has been terminated, will be paid by check unless a participant re-enrolls in the Plan, which may be done at any time in accordance with the Plan.


Federal Tax Information.

24. What are the federal income tax consequences of participation in the Plan?

         Reinvestment Dividends. A participant will be treated for Federal income tax purposes as having received, on the relevant dividend payment date, a dividend distribution in an amount equal to the full amount of the cash dividend payable on such date with respect to the participant's shares held for the participant's account under the Plan. The participant's basis in the shares purchased from the Company with reinvested dividends will be equal to the purchase price of such shares.

         In addition, when shares are purchased for a participant's account on the open market with reinvested dividends, a participant also must include in gross income that portion of any brokerage commissions paid by the Company which are attributable to the purchase of the participant shares. The participant's basis in such shares held for his or her account will be equal to the purchase price for the shares plus allocable brokerage commissions.

         Voluntary Cash Payments. In the case of shares purchased on the open market with voluntary cash payments, participants will be in receipt of a dividend to the extent of any allocable share of brokerage commissions paid by the Company. A participant's basis in shares acquired with voluntary cash payments will be equal to the cost of the shares plus an allocable share of any brokerage commissions.

         Additional Information. The holding period for shares acquired pursuant to the Plan will begin the day after the date the shares are acquired in the case of open market purchases and on the day after the Investment Date or Optional Cash Investment Date for shares acquired from the Company. In the case of any stockholder as to whom federal income tax withholding on dividends is required, and in the case of any foreign stockholder whose taxable income under the Plan is subject to federal income tax withholding, dividends will be reinvested net of the required amount of tax withheld.

         THE FOREGOING SUMMARY IS BASED UPON AN INTERPRETATION OF CURRENT FEDERAL INCOME TAX LAWS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF PARTICULAR ACCOUNT TRANSACTIONS INCLUDING STATE TAX CONSEQUENCES. CERTAIN TAX INFORMATION WILL BE PROVIDED TO PARTICIPANTS BY THE PLAN ADMINISTRATOR (SEE NO. 17 ABOVE).

Other Information.

25. What happens if the Company declares a stock dividend, effects a stock split or has a rights offering with respect to Common Stock?

         Any shares resulting from a stock dividend or stock split with respect to Common Stock (whole shares and any fractional interest) in a participant's account will be credited to such account. The basis for any rights offering will include the shares of Common Stock and any fractional interest credited to a participant's account.


26. How will the shares credited to a participant's account be voted at a meeting of the stockholders?

         If on a record date for a meeting of stockholders there are shares credited to a participant's account under the Plan, such participant (on his or her nominee, if shares are registered in the name of a nominee) will be sent proxy materials for such meeting. A participant will be entitled to one vote for each share of Common Stock credited to his or her account. The participant may vote by proxy or in person at any such meeting.


27. What are the responsibilities and liabilities of the Company and the Plan Administrator?

         The Company and the Plan Administrator shall not be liable for any act taken in good faith or for any good faith omission to act, including without limitation, any claims of liability: (a) arising out of failure to terminate a participant's account upon their death; (b) with respect to the prices at which shares of the Company's Common Stock are purchased or sold, the times when or the manner in which such purchases or sales are made, the decision whether to purchase such shares of Common Stock on the open market or from the Company, or fluctuations in the market value of the Common Stock; and (c) any matters relating to the operation or management of the Plan.

         All transactions in connection with the Plan will be governed by the laws of the State of Maryland.


28. May the Plan be amended, modified or discontinued?

         Yes. The Board of Directors of the Company, at its discretion, may amend, modify, suspend or terminate the Plan and will endeavor to notify participants of any such amendment, modification, suspension or termination. The Board of Directors of the Company may terminate, for whatever reason at any time as it may determine in its sole discretion, a participant's participation in the Plan after mailing a notice of intention to terminate to the participant at the address as it appears on the Plan Administrator's records. In addition, the Board of Directors of the Company may adopt reasonable procedures for the administration of the Plan. The Board of Directors has the sole authority to interpret the Plan in the manner that it deems appropriate in its absolute discretion.

29. May a participant pledge shares purchased under the Plan?

         No. A participant who wishes to pledge shares credited to his or her account must request the withdrawal of such shares in accordance with the procedures outlined in response to Question No. 20 above.


30. Can adjustments be made in the number of shares subject to the Plan?

         The shares of Common Stock of the Company reserved for issuance and registered with the Commission pursuant to the Plan are subject to adjustment as follows:

                  (a) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock available for issuance pursuant to the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

                  (b) In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, then there shall be substituted for the shares available for issuance pursuant to the Plan, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares of stock or other securities had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

                  (c) In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors of the Company shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares which are available for issuance pursuant to the Plan, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan.

                  (d) No adjustment or substitution provided for herein shall require the Company to issue or to sell a fractional share of Common Stock under the Plan and the total adjustment or substitution may be limited accordingly.

         In addition, the Board of Directors may at any time and from time to time increase the number of shares of Common Stock that may be issued pursuant to the Plan. The number of shares so made available will be reserved by the Board of Directors for issuance under the Plan.

                                 USE OF PROCEEDS

         The proceeds to the Company from the sale of Common Stock offered pursuant to the Plan and purchased directly from the Company will be used for general corporate purposes, including, without limitation, investments in and advances to the Company's bank subsidiaries.


                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, incorporated by reference herein and elsewhere in the registration statement, have been incorporated by reference herein and in the registration statement in reliance upon the report of Stegman & Company, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL OPINION

         The legality of the shares of Company Common Stock offered by this Prospectus is being passed upon by Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland, counsel for the Company.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation of the Company provide for advancement of expenses of directors, in the event of any litigation against a director, to the extent provided in the Maryland General Corporation Law. There is no obligation to repay the expenses advanced unless it is determined by the Company that the director is not entitled to indemnification. In addition, the Articles of Incorporation also includes a provision that the directors of the Company shall not be personally liable to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director except for liability (1) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involves the absence of good faith on the part of the director, (3) for any transaction from which a director derived an improper personal benefit, (4) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, and (5) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders.

         The Company maintains directors and officers liability insurance providing insurance under certain circumstances for directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

THIS IS NOT A PROXY

                          MASON-DIXON BANCSHARES, Inc.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                         STOCKHOLDER AUTHORIZATION FORM
                         (FOR CURRENT STOCKHOLDERS ONLY)

TO: American Stock Transfer & Trust Company, Agent for Mason-Dixon Bancshares, Inc. (the "Company"):

         The undersigned desires to participate in the Dividend Reinvestment and Stock Purchase Plan ("Plan") under the terms set forth in the current brochure relating to the Plan, receipt of which is hereby acknowledged, to purchase full and fractional shares of common stock, par value $1.00 per share (the "Common Stock") of the Company as specified below:

   (Check one)

--- FULL DIVIDEND REINVESTMENT - ALL SHARES AND OPTIONAL CASH PAYMENTS. I --- hereby authorize you to apply all dividends on all shares registered in my name, and any optional cash payments I make by check or money order, toward the purchase of shares of Common Stock.

--- PARTIAL DIVIDEND REINVESTMENT - LESS THAN ALL SHARES, OPTIONAL CASH --- PAYMENTS. Apply cash dividends on _________________ shares and any optional cash payments I make by check or money order toward the purchase of shares of Common Stock, and send the remaining cash payments to me.

---      OPTIONAL CASH PAYMENTS ONLY I hereby authorize you to designate me as a
--- participant in the Plan, and direct you to purchase shares of Common Stock with all optional cash payments I make by check or money order.


         NOTE: Cash dividends on shares of Common Stock credited to the participant's account under the Plan are automatically reinvested in additional shares. Participants will continue to receive cash dividends on those shares not in an account under the Plan.

         I understand that I may withdraw from the Plan by giving written notice thereof to the Agent designated in the brochure or its duly designated successor, in accordance with the terms of the Plan.

PLEASE FILL IN NAME AND ADDRESS EXACTLY      THIS IS NOT A PROXY
AS IT APPEARS ON YOUR STOCK CERTIFICATE:

---------------------------------------      -----------------------------------
                                                       Signature

---------------------------------------      -----------------------------------
                                                       Signature

---------------------------------------      All persons whose names appear on
                                             the stock certificate

---------------------------------------      Date:______________________________

THIS IS NOT A PROXY
                          MASON-DIXON BANCSHARES, Inc.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                     STOCK PURCHASE INITIAL INVESTMENT FORM
                          (FOR INITIAL INVESTORS ONLY)

TO: American Stock Transfer & Trust Company, Agent for Mason-Dixon Bancshares, Inc. (the "Company"):

         The undersigned desires to participate in the Dividend Reinvestment and Stock Purchase Plan ("Plan") under the terms set forth in the current brochure relating to the Plan, receipt of which is hereby acknowledged, by making an initial purchase of common stock, par value $1.00 per share (the "Common Stock") of the Company by providing a check in the amount specified below:

ATTACHED IS A CHECK FOR $ MINIMUM  $100 / MAXIMUM  $5,000
         (Payable  to   "American   Stock   Transfer  &  Trust   Company,   Plan
Administrator for Mason-Dixon Bancshares, Inc.")

         I understand that my funds will be used to purchase shares of the issuer as soon as possible as fully described in the Plan and that no interest will be paid on my funds held pending investment.

PLEASE SET UP MY ACCOUNT AS FOLLOWS:    ____ SINGLE NAME ACCOUNT
                                        ____ JOINT NAMES ACCOUNT (SEE "A" BELOW)
                                        ____ CUSTODIAL ACCOUNT (SEE "B" BELOW)
                                        ____ TRUST ACCOUNT (SEE "C" BELOW)

Name(s) _______________________________________________________________________
        _______________________________________________________________________

Address _______________________________________________________________________
        _______________________________________________________________________
        CITY                      STATE                      ZIP + 4

A) Two or more persons. Please give first and last names of each. Account will be set up as "joint tenants with right of survivorship" unless other instructions are provided.

B) An adult as custodian for a minor. Please give first and last names of each. If minor's state of residence is different from address above, please indicate such state here .

C)       Provide copies of title page and signature page of trust agreement.

Taxpayer Identification Number ________________________________________________

         For joint account, use social security number of first named tenant. For custodial account, use social security number of minor. For trust accounts, use trust's tax I.D. (if applicable) or individual's (as in living trust, etc.). Complete and return enclosed W-9.

PLEASE INDICATE YOUR SELECTION BELOW:

              ____ FULL DIVIDEND REINVESTMENT

              ____ PARTIAL DIVIDEND REINVESTMENT ON ____ SHARES

              ____ OPTIONAL CASH PAYMENT ONLY

                                      Signed __________________________________

                                      Date ____________________________________

                             SHARE TRANSMITTAL FORM
                          (For Deposit of Shares Only)

TO: American Stock Transfer & Trust Company, Agent for Mason-Dixon Bancshares, Inc. (the "Company"):

         The undersigned desires to participate in the Company's Dividend Reinvestment and Stock Purchase Plan ("Plan") under the terms set forth in the current brochure relating to the Plan, receipt of which is hereby acknowledged, to purchase full and fractional shares of common stock, par value $1.00 per share (the "Common Stock") of the Company. In accordance therewith, the undersigned hereby deposits with you the following certificate(s) representing shares of Common Stock. The undersigned acknowledges that the method of transmitting certificates is at the option and risk of the undersigned, and if sent by mail, registered mail with return receipt requested, properly insured, is recommended. Delivery shall be effected and risk of loss and title to the transmitted certificate(s) shall pass only upon proper delivery of such certificate(s) to the Agent.

===================================================================================================================================
                Name and Address of Registered Owner
                           (Please Print)                                                    Certificate(s)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                             Certificate                 Number of Shares
                                                                               Number               Represented by Certificate
                                                                     --------------------------------------------------------------

                                                                     --------------------------------------------------------------

                                                                     --------------------------------------------------------------

                                                                     --------------------------------------------------------------

                                                                     --------------------------------------------------------------

                                                                     --------------------------------------------------------------

                                                                     --------------------------------------------------------------
                                                                       TOTAL No. of
                                                                       Shares
===================================================================================================================================

            If additional space is needed, attach a signed schedule.


NOTE: (1) All certificates delivered for safekeeping must be enrolled in the Plan. The certificates will be cancelled and reissued in the name of the Plan Administrator; upon withdrawal, new certificates will be issued in the name of the participant. DO NOT ENDORSE THE CERTIFICATES.

         (2) Cash dividends on shares of Common Stock credited to the participant's account under the Plan are automatically reinvested in additional shares. Participants will continue to receive cash dividends on those shares not in an account under the Plan.

         I understand that I may withdraw from the Plan by giving written notice thereof to the Agent designated in the brochure or its duly designated successor, in accordance with the terms of the Plan.

PLEASE FILL IN NAME AND ADDRESS              THIS IS NOT A PROXY
EXACTLY AS IT APPEARS ON YOUR STOCK
CERTIFICATE:


------------------------------------         -----------------------------------
                                             Signature

------------------------------------         -----------------------------------
                                             Signature

------------------------------------         All persons whose names appear on
                                             the stock certificate must sign.

------------------------------------         Date: ____________________________

The Company has filed with the  Commission in  Washington,  D.C., a Registration                 MASON-DIXON
Statement  under the  Securities  Act of 1933,  as amended,  with respect to the               BANCSHARES, INC.
Common Stock  offered  pursuant to this  Prospectus.  This  Prospectus  does not contain  all the  information  set  forth  in the  Registration  Statement,  and reference is hereby made to the Registration  Statement for further  information with  respect  to the  Company  and the shares  offered  hereby.  Any  statement
contained or incorporated by reference  herein  concerning the provisions of any             Dividend Reinvestment
document is not necessarily complete, and in each instance, reference is made to            and Stock Purchase Plan
the copy of such document filed as an exhibit to the  Registration  Statement or otherwise filed with the Commission. The Registration Statement may be inspected
without  charge by anyone at the  office of the  Commission,  450 Fifth  Street,                 Common Stock
N.W., Washington,  DC 20549, and copies of all or any part of it may be obtained
from the Commission at its principal office, 450 Fifth Street, N.W., Washington,                 125,000 Shares
DC 20549, upon payment of fees prescribed by it.



                              --------------------                                            --------------------

                                                                                                    PROSPECTUS

                                                                                              --------------------


                                TABLE OF CONTENTS


                                                                Page
                                                                                               September 24, 1998
Available Information ........................................... 2
Incorporation of Certain
   Documents by Reference ....................................... 2
The Dividend Reinvestment
   and Stock Purchase Plan ...................................... 4
Use of Proceeds .................................................14
Experts .........................................................14
Legal Opinion ...................................................14
Indemnification of Directors
   and Officers .................................................14

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16. Exhibits.

         Exhibit
         Number            Description of Exhibits

         4.1 The Dividend Reinvestment and Stock Purchase Plan (included in the Prospectus)

         4.2        Stockholder Authorization Form (included in the Prospectus)

         4.3        Stock  Purchase  Initial  Investment  Form  (included in the
                    Prospectus)

         5          Opinion  of  Gordon,   Feinblatt,   Rothman,   Hoffberger  &
                    Hollander, LLC (filed herewith)

         23.1 Consent of Stegman & Company, independent certified public accountants (filed herewith)

         23.2       Consent  of  Gordon,   Feinblatt,   Rothman,   Hoffberger  &
                    Hollander, LLC (contained in Exhibit 5)





F5958b.600

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Maryland, on the 9th day of September, 1998.

                                        MASON-DIXON BANCSHARES, INC.


                                        By:/s/ Thomas K. Ferguson
                                           ------------------------------------
                                           Thomas K. Ferguson, President and CEO


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the date indicated below.

          Signature                                  Title                                             Date


/s/ William B. Dulany                       Chairman of the Board of                             September 9, 1998
---------------------------------------
William B. Dulany                           Directors


/s/ Thomas K. Ferguson
---------------------------------------     President and CEO (Principal                         September 9, 1998
Thomas K. Ferguson                          Executive Officer), Director


/s/ Mark A. Keidel
---------------------------------------     Vice President and Chief                             September 9, 1998
Mark A. Keidel                              Financial Officer (Principal
                                            Financial and Accounting Officer)

/s/ Vivian A. Davis
---------------------------------------     Corporate Secretary                                  September 9, 1998
Vivian A. Davis


/s/ Davis D. Babylon, Jr.
---------------------------------------     Director                                             September 9, 1998
David S. Babylon, Jr.


/s/ Henry S. Baker, Jr.
---------------------------------------     Director                                             September 9, 1998
Henry S. Baker, Jr.


/s/ Miriam F. Beck
---------------------------------------     Director                                             September 9, 1998
Miriam F. Beck


/s/ Donald H. Campbell
---------------------------------------     Director                                             September 9, 1998
Donald H. Campbell




/s/ R. Neal Hoffman
---------------------------------------     Director                                             September 9, 1998
R. Neal Hoffman


/s/ S. Ray Hollinger
---------------------------------------     Director                                             September 9, 1998
S. Ray Hollinger


/s/ J. William Middelton
---------------------------------------     Director                                             September 9, 1998
J. William Middelton


/s/ Edwin W. Shauck
---------------------------------------     Director                                             September 9, 1998
Edwin W. Shauck


/s/ James C. Snyder
---------------------------------------     Director                                             September 9, 1998
James C. Snyder


/s/ Stevenson B. Yingling
----------------------------------------    Director                                             September 9, 1998
Stevenson B. Yingling




f5958b.600